                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )


     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:

     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))


     [x] Definitive Proxy Statement

     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                              STAFF BUILDERS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                              Staff Builders, Inc.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3) Filing Party:

--------------------------------------------------------------------------------
     (4) Date Filed:

--------------------------------------------------------------------------------

                              STAFF BUILDERS, INC.
                               1983 MARCUS AVENUE
                          LAKE SUCCESS, NEW YORK 11042

                                ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                ---------------


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Staff Builders, Inc., a Delaware corporation (the "Company"), will be held at 1983 Marcus Avenue, Lake Success, New York, on Friday, August 11, 2000 at 10:00 a.m.(New York Time) for the following purposes:



          1) To elect two Class A Directors to serve for a three-year term and until their successors are elected and qualified; and

           2) To transact such other business as may properly come before the meeting or any adjournment thereof.



     Only stockholders of record at the close of business on June 23, 2000, are entitled to notice of and to vote at the meeting.


                                     By Order of the Board of Directors,

                                     /s/ DAVID SAVITSKY
                                     DAVID SAVITSKY
                                     Secretary


July 17, 2000


IMPORTANT: Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted at the meeting. Accordingly, after reading the enclosed Proxy Statement, you are urged to SIGN, DATE and RETURN the enclosed proxy in the envelope provided which requires no postage if mailed in the United States.

                            STAFF BUILDERS, INC.
                               1983 MARCUS AVENUE
                          LAKE SUCCESS, NEW YORK 11042

                                ---------------

                                 PROXY STATEMENT

                                ---------------


     This Proxy Statement is being mailed to stockholders of Staff Builders, Inc. (the "Company") in connection with the solicitation of proxies by the Company's Board of Directors (the "Board of Directors") for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on August 11, 2000, and any adjournment thereof. A copy of the notice of meeting accompanies this Proxy Statement. The first date on which this Proxy Statement and accompanying proxy are being sent to stockholders is on or about July 17, 2000.


                             SOLICITATION OF PROXIES


     All shares represented by proxies received pursuant to this solicitation will be voted as instructed. If no instructions are given, the persons named in the accompanying proxy intend to vote for the nominees named herein as Class A Directors of the Company.

     Stockholders who execute proxies may revoke them by delivering subsequently dated proxies or by giving written notice of revocation to the Secretary of the Company at any time before such proxies are voted. No proxy will be voted if the stockholder attends the meeting and elects to vote in person.

     The Board of Directors does not know of any matter other than as set forth herein that is expected to be presented for consideration at the meeting. However, if other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote thereon in accordance with their judgment.

     A copy of the Annual Report of the Company containing financial statements for the fiscal year ended February 29, 2000, is included herewith, but is not to be considered part of the proxy soliciting materials.

     The Company's principal executive offices are located at 1983 Marcus Avenue, Lake Success, New York 11042.

                  RECORD DATE, OUTSTANDING VOTING SECURITIES,
                         VOTING RIGHTS AND VOTE REQUIRED


     Only stockholders of record at the close of business on June 23, 2000 (the "Record Date") will be entitled to notice of, and to vote at, the meeting and any adjournment thereof. As of the Record Date, 23,338,912 shares of the Company's Class A Common Stock, $.01 par value per share (the "Class A Common Stock"), and 292,885 shares of the Company's Class B Common Stock, $.01 par value per share (the "Class B Common Stock," and, collectively with the Class A Common Stock, the "Common Stock"), were outstanding. As of the Record Date, the Class A Common Stock was held of record by approximately 293 holders and the Class B Common Stock was held of record by approximately 450 holders (in each case, including brokerage firms holding stock in "street name" and other nominees).

     Each holder of record of Class A Common Stock is entitled to one vote for each share of Class A Common Stock held by such holder. Each holder of record of Class B Common Stock is entitled to ten votes (except in certain circumstances which are inapplicable to the election of directors and the other proposals to be considered at the Annual Meeting) for each share of Class B Common Stock held by such holder. A holder may own both Class A Common Stock and Class B Common

Stock, in which case such holder will be entitled to one vote for each share of Class A Common Stock and ten votes for each share of Class B Common Stock held by such holder.

     The affirmative vote of a majority of the votes of holders of shares of Class A and Class B Common Stock, voting together as one class, represented at the meeting in person or by proxy is necessary for the election of the nominees for Class A Directors. As of the Record Date, 5,473,376 shares of Class A Common Stock were held by the executive officers and directors of the Company. The executive officers and directors will control approximately 23.5% of the votes entitled to be cast at the annual meeting by holders of Common Stock. The executive officers and directors of the Company intend to vote their shares for the election of the nominees for Class A Directors.

     With respect to abstentions, the shares will be considered present at the meeting for a particular proposal, but since they are not affirmative votes for the proposal, they will have the same effect as a vote withheld on the election of the Class A Directors or a vote against such other proposal, as the case may be. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on the proposal, those shares will be considered as present at the meeting for a particular proposal, but will not be counted in determining the number of shares necessary for approval of the proposal.

     There is a box on the proxy card to vote for or to withhold authority to vote for the nominees for Class A Directors. The cost of soliciting proxies will be borne by the Company.

                 OWNERSHIP OF SECURITIES BY CERTAIN BENEFICIAL
                         OWNERS, DIRECTORS AND OFFICERS

     The following table sets forth information as of the Record Date with respect to the beneficial ownership of the Company's Class A Common Stock, by
(i) each person known to the Company who beneficially owns more than 5% of any class of voting securities of the Company, (ii) each director of the Company,
(iii) the Company's Chief Executive Officer and three other executive officers (the "Named Executive Officers"), and (iv) all directors and the Named Executive Officers of the Company as a group. None of the executive officers or directors of the Company beneficially own any of the Company's Class B Common Stock.

CLASS A COMMON STOCK

                                            AMOUNT AND NATURE OF
                                           BENEFICIAL OWNERSHIP(1)
                           ----------------------------------------------------

                                    NUMBER OF
                                    SHARES OF                 PERCENTAGE OF
         NAME OF                     CLASS A                    OUTSTANDING
    BENEFICIAL OWNER              COMMON STOCK(2)               VOTES OWNED
    ----------------             ----------------             ---------------
Stephen Savitsky(3) .........    3,553,639(4,5)                       14.8%
David Savitsky(3) ...........    3,370,437(6,7,8)                     14.0%
Bernard J
  Firestone(9) ..............        1,100                              *
Jonathan J
  Halpert(9) ................            0                              *
Donald Meyers(9) ............            0                              *
Edward Teixeira(9) ..........      126,667(10)                          *
S Squared Technology
  Corp.(11) .................    2,353,500                            10.1%
Dimensional Fund
  Advisors, Inc.(12) ........    1,372,460                             5.9%
All executive officers
  and directors as a
  group (8 persons) .........    6,391,841(13)                        28.3%

---------------

* Less than one percent

---------------

(1) "Beneficial ownership" is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. In general, a person is treated as the "beneficial owner" of stock under Rule 13d-3 if such person has (or shares) (i) either investment power or voting power over such stock (which may be by means of a contract, arrangement, understanding, relationship or otherwise), or (ii) the right to acquire such stock within 60 days, including by means of the exercise of an option or the conversion of a convertible security. Each beneficial owner's percentage of ownership and percentage of votes is determined by assuming that options that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date of this table have been exercised. Except as indicated in the footnotes that follow, shares listed in the table are held with sole voting and investment power.

(2) Each holder of record of shares of Class A Common Stock is entitled to one vote per share held by such holder.


(3) The address of each of these persons is c/o Staff Builders, Inc., 1983 Marcus Avenue, Lake Success, New York 11042. Each of these persons has sole power with respect to the voting and investment of the shares which he owns, except as follows: on November 1, 1991, Ephraim Koschitzki, a former executive officer and director of the Company, granted to Stephen Savitsky and David Savitsky a ten year revocable proxy to vote all shares of Common Stock now or hereafter owned of record by him. The Company believes that Mr. Koschitzki beneficially owns 225,440 shares of Class A Common Stock underlying options granted to him. As a result, (i) Stephen Savitsky has sole voting and investment power with respect to 2,555,739 shares of Class A Common Stock and has shared voting power with respect to the 225,440 shares of Class A Common Stock beneficially owned by Mr. Koschitzki and
     (ii) David Savitsky has sole voting and investment power with respect to 2,193,087 shares of Class A Common Stock and has shared voting power with respect to the 225,440 shares of Class A Common Stock beneficially owned by Mr. Koschitzki.

(4) Includes options to purchase 198,500 shares of Class A Common Stock under the 1993 Stock Option Plan and options to purchase 334,000 shares of Class A Common Stock under the 1986 Non-Qualified Stock Option Plan.

(5) Includes 240,000 shares of Class A Common Stock held by Stephen Savitsky's children. Mr. Savitsky disclaims beneficial ownership of these shares.

(6) Includes options to purchase 198,500 shares of Class A Common Stock under the 1993 Stock Option Plan and options to purchase 320,000 shares of Class A Common Stock under the 1986 Non-Qualified Stock Option Plan.

(7) Includes 7,450 shares of Class A Common Stock held by David Savitskys' wife. Mr. Savitsky disclaims beneficial ownership of these shares.

(8) Includes 273,800 shares of Class A Common Stock held by Mr. Savitskys' wife as trustee for the benefit of their three children and 135,000 shares of Class A Common Stock held directly by one of Mr. Savitsky's children. Mr. Savitsky disclaims beneficial ownership of these shares.

(9) The address of each of these persons is c/o Staff Builders, Inc., 1983 Marcus Avenue, Lake Success, New York 11042. Each of these persons has sole power with respect to the voting and investment of the shares which he owns.

(10) Includes options to purchase 6,667 shares of Class A Common Stock under the 1993 Stock Option Plan, options to purchase 53,334 shares under the 1998

     Stock Option Plan and options to purchase an additional 20,000 shares exercisable under the 1998 Stock Option Plan.

(11) S Squared Technology Corp. ("S Squared"), a registered investment adviser, is located at 515 Madison Avenue, New York, New York 10022. Includes 2,041,500 shares of Class A Common Stock for which S Squared has sole voting and sole investment power and 212,000 shares of Class A Common Stock for which S Squared has shared voting and shared investment power. The shares are owned by limited partnerships for which S Squared is the sole general partner, by advisory clients of S Squared, and by Seymour Goldblatt, the principal of S Squared, and members of his family.

(12) Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is located at 1299 Ocean Avenue, Santa Monica, California 90401. Dimensional is deemed to have beneficial ownership of 1,372,460 shares of Class A Common Stock, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, Dimensional Fund Advisors Inc. serves as investment manager for all of such entities, but Dimensional disclaims beneficial ownership of all such shares.

(13) Includes options to purchase 403,667 shares of Class A Common Stock under the 1993 Stock Option Plan, options to purchase 654,000 shares of Class A Common Stock under the 1986 Non Qualified Stock Option Plan and options to purchase 308,888 shares of Class A Common Stock under the 1998 Stock Option Plan.


                  PROPOSAL 1 -- ELECTION OF CLASS A DIRECTORS


     The Board of Directors is divided into three classes. One class is elected each year to hold office for a three-year term. Class A is the class whose term will expire at the Annual Meeting. This class consists of two directors, David Savitsky and Jonathan Halpert, who are nominees of the Board of Directors. The nominees for Class A Directors, if elected by a majority of the votes cast at the Annual Meeting, will serve until the 2003 Annual Meeting and until their successors are elected and qualified. Unless otherwise instructed by the stockholders, it is intended that the shares represented by the proxies in the accompanying form will be voted for such nominees. If a nominee should become unavailable to serve for any reason, which the Board of Directors does not presently anticipate, the proxies will be voted for any substitute nominee who may be selected by the Board of Directors prior to or at the meeting or the Board of Directors may elect to fill the vacancy at a later date after selecting an appropriate nominee.

     In addition to the Class A Directors, the Board of Directors consists of three other directors. Bernard J. Firestone and Donald Meyers are Class B directors whose term expire at the 2001 annual meeting. Stephen Savitsky is a Class C Director whose term expires at the 2002 Annual Meeting.

     The Company's By-Laws require that notice of nomination of persons for election to the Board of Directors, other than those made by the Board of Directors, must be submitted in writing to the Secretary of the Company not less than thirty nor more than sixty days prior to the Annual Meeting. The notice must set forth certain information concerning the nominees and the stockholders making the nominations. Also, within the same period, the Secretary of the Company must receive the nominee's written consent to being a nominee and a statement of intention to serve as a director, if elected.

     Each of the nominees for Class A Directors named in this Proxy Statement has filed with the Company a written consent to being a nominee and a statement of intention to serve as a director, if elected.

     The following table sets forth as to the nominees for election (shown by an asterisk), each other director and each executive officer: (1) such person's name; (2) the year in which such person was first elected (or designated) a director of the Company; (3) biographical information for the last five years;
(4) certain other directorships, if any, held by such person; and (5) such person's age.


                                                      First
                                                  Year Elected
Name                    Age                        as Director
----                    ---                       ------------
Stephen Savitsky         54       1983       A founder of the Company, Mr. Savitsky has served as Chairman of the Board, Chief Executive Officer and a Director of the Company
                                             since 1983 (and of its predecessor from 1978 to 1983), and as
                                             President of the Company from November 1991 through November
                                             1998. Since October 1999, Mr. Savitsky has also served as the
                                             Chief Executive Officer and Director of Tender Loving Care Health
                                             Care Services, Inc. Mr. Savitsky is the brother of David
                                             Savitsky.

David Savitsky           52       1983       A founder of the Company, Mr. Savitsky has served as President since December 1998 and as a Director of the Company since 1983.
                                             In addition, Mr. Savitsky served as Executive Vice President of the Company from December 1987 through November 1998 and as Chief
                                             Operating Officer of the Company from April 1991 through November
                                             1998. Since October 1999, Mr. Savitsky has also served as Vice
                                             Chairman, Government Relations and a Director of Tender Loving
                                             Care Health Care Services, Inc. Mr. Savitsky is the brother of
                                             Stephen Savitsky.

Jonathan Halpert, PhD    55       1983       Dr.Halpert was first elected a Director by the Board of Directors in August 1987. He previously served as a Director of the Company from May 1983 until he resigned from the Board in February 1985.
                                             Dr. Halpert is a consultant in the area of deinstitutionalization of the mentally retarded and Chief Executive Officer of the
                                             Camelot Community Residence Program. Since October 1999, Dr.
                                             Halpert has also served as a Director of Tender Loving Care
                                             Health Care Services, Inc.

Bernard Firestone, Ph.D  51       1987       Dr. Firestone was first elected a Director by the Board of
                                             Directors in August 1987. He is the dean of the College of
                                             Liberal Arts and Sciences and professor of political science at
                                             Hofstra University, where he has been teaching for 23 years.
                                             Since October 1999, Dr. Firestone has also served as a Director of Tender Loving Care Health Care Services, Inc.

Donald Meyers            71       1994       Mr. Meyers was elected a Director by the Board of Directors in
                                             August 1994. He has been an Associate Clinical Professor, Health
                                             Policy and Management, and the Director of the Resident and
                                             Fellow Program in administration in New York University's Robert
                                             W. Wagner Graduate School of Public Service since November 1991.
                                             Mr. Meyers is also the President and sole director and
                                             stockholder of RMR Health & Hospital Management Consultants,
                                             Inc., a health care consulting firm, where he has been an
                                             executive officer, director and stockholder since 1976.

Dale R. Clift            49        N/A       Mr. Clift has been the Senior Vice President, Financial Strategy of the Company since October 1999. Mr. Clift has served as
                                             President, Chief Operating Officer and Director of Tender Loving
                                             Care Health Care Services since October 1999. From February 1998 to October 1999, Mr. Clift was the Executive Vice President and
                                             Chief Financial Officer of the Company. In addition, from
                                             December 1998 to October 1999, Mr. Clift was the Chief Operating
                                             Officer of the Company. From January 1996 through February 1998,
                                             Mr. Clift provided consulting services to a number of companies, including several in the health care industry. From April 1994 through January 1996, Mr. Clift was Executive Vice President of
                                             Rock Bottom Restaurants, Inc., a restaurant operator.

Edward Teixeira          57        N/A       Mr. Teixeira has been the Executive Vice President and Chief
                                             Operating Officer of a principal subsidiary of the Company since
                                             April 1999. From December 1990 to April 1999, Mr. Teixeira served as the Senior Vice President, Franchising of a principal
                                             subsidiary of the Company.

Alan Levy                38        N/A       Mr. Levy has been the Vice President of Finance, Chief Financial
                                             Officer and Treasurer of the Company since April 2000. From
                                             November 1999 through January 2000, Mr. Levy was Vice President and Chief Accounting Officer of Espernet.com, a residential internet service provider. From February 1997 to November 1999,
                                             Mr. Levy was the Treasurer, Controller and Chief Accounting
                                             Officer of Globix Corporation, a business internet service provider and computer equipment reseller. From March 1994 to
                                             February 1997, Mr. Levy was the Assistant to the Vice President -
                                             Finance of Del Laboratories, Inc., a

                                             manufacturer and distributor of cosmetics and over-the-counter pharmaceuticals.


Joseph Murphy            42        N/A       Mr. Murphy was the Vice President of Finance and Chief
                                             Financial Officer of the Company from May 1999 through April
                                             2000 and Controller - Financial Reporting of the Company
                                             from April 1998 through April 1999. From June 1987 through
                                             October 1997, Mr. Murphy held various financial positions at
                                             Colorado Prime Corporation, culminating as Vice President -
                                             Finance and Administration. Mr. Murphy resigned his position with the Company effective April 2000.

                       OPERATION OF THE BOARD OF DIRECTORS

     The Board of Directors is responsible for the overall affairs of the Company. To assist it in carrying out its duties, certain authority has been delegated to standing committees of the Board.

     Each director who is not an officer or employee of the Company receives a fee of $10,000 per annum for service on the Company's Board of Directors. Directors who are officers or employees of the Company receive no fees for service on the Board.

     The Board of Directors held five meetings and acted by written consent on five occasions during the fiscal year ended February 29, 2000. All of the directors attended at least 75% of the meetings of the Board and applicable committees during the fiscal year ended February 29, 2000.

                             COMMITTEES OF THE BOARD

     The Executive Committee, the Audit Committee and the Compensation and Stock Option Committee are the only standing committees of the Board of Directors. Membership is as follows:


                                                          COMPENSATION
       EXECUTIVE                   AUDIT                AND STOCK OPTION
       ---------                   -----                ----------------
    Stephen Savitsky        Bernard J. Firestone      Bernard J. Firestone
     David Savitsky         Jonathan J. Halpert       Jonathan J. Halpert
                               Donald Meyers


     The Executive Committee is authorized to exercise all powers of the Board when the Board is not in session, except as to matters upon which action by the Board itself is required.

     The Audit Committee generally assists the Board with respect to accounting, auditing and reporting practices.

     The Compensation and Stock Option Committee determines the cash and other incentive compensation, if any, to be paid to the Company's executive officers and other key employees. In addition, it administers the 1983 Incentive Stock Option Plan, 1986 Non-Qualified Stock Option Plan, 1993 Stock Option Plan, 1993 Employee Stock Purchase Plan, 1994 Performance-Based Stock Option Plan, the Teamwork Incentive Program, the 1998 Stock Option Plan and the 1998 Employee Stock Purchase Plan.

     The Executive Committee held ten meetings throughout the year, the Audit Committee held no meetings, and the Compensation and Stock Option Committee held one meeting during the fiscal year ended February 29, 2000. -

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation and Stock Option Committee is composed of Bernard J. Firestone and Jonathan J. Halpert.

     No member of the Compensation Committee of the Board of Directors of the Company was, during 1999, an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries, or had any relationship requiring disclosure pursuant to applicable rules and regulations of the Securities and Exchange Commission. During 1999, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee of the Company, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Company, or

(iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own beneficially more than ten percent of the Class A Common Stock to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock. Officers, directors and persons owning more than ten percent of the Class A Common Stock or Class B Common Stock are required to furnish the Company with copies of all such reports. To the Company's knowledge, based on a review of copies of such reports furnished to the Company and written representations from its officers and directors that no other reports were required, during the fiscal year ended February 29, 2000, all
Section 16(a) filing requirements applicable to its executive officers, directors and persons owning beneficially more than ten percent of the Common Stock were complied with on a timely basis, except that the an initial holdings statement for Mr. Murphy, the Company's former Vice President and Chief Financial Officer was not filed. Mr. Murphy resigned his employment with the Company in April 2000. Mr. Murphy held no shares of Company stock.


                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning the annual and long-term compensation for the last three Fiscal years of the Chief Executive Officer and other Executive Officers of the Company whose total annual salary and bonuses exceeded $100,000 ("Named Executive Officers").

                                      SUMMARY COMPENSATION TABLE
                                                                                       LONG-TERM
                                                                                      COMPENSATION
                                                                                          AWARDS
                                                        ANNUAL COMPENSATION           ------------
                                                      ----------------------------      SECURITIES
                                                                         BONUS          UNDERLYING
NAME AND PRINCIPAL POSITION                  YEAR        SALARY      COMPENSATION      OPTIONS (#)
Stephen Savitsky .................           2000     $  494,277(1)             --             --
  Chairman, and ..................           1999     $  594,991                --      1,383,691
  Chief Executive Officer ........           1998     $  520,571                --        580,691
David Savitsky ...................           2000     $  383,002(2)             --             --
  President, Secretary, ..........           1999     $  426,131                --      1,383,691
  Chief Operating Officer ........           1998     $  377,016                --        580,691
Edward Teixeira ..................           2000     $  206,512        $   23,000        160,000
  Executive Vice President and ...           1999     $  178,684        $   30,625        102,800
  Chief Operating Officer of a ...           1998     $  176,615        $   19,375             --
  Principal Subsidiary
Joseph Murphy(3) .................           2000     $  139,558                --             --
  Vice President - Finance and ...           1999     $   94,097                --         15,000
  Chief Financial Officer ........           1998             --                --             --

---------------

(1) Mr. Savitsky received an additional $100,836 in compensation in fiscal 2000 from Tender Loving Care Health Care Services, Inc. for which he also serves as Chairman and Chief Executive Officer.

(2) Mr. Savitsky received an additional $33,382 in compensation in fiscal 2000 from Tender Loving Care Health Care Services, Inc. for which he also serves as Vice Chairman, Government Relations

(3)  Mr. Murphy resigned his employment effective April 2000.

OPTION GRANTS TABLE

     The following table sets forth information with respect to the Named Executive Officers concerning the grant of stock options during the fiscal year ended February 29, 2000. The Company did not have during such fiscal year, and currently does not have, any plans providing for the grant of stock appreciation rights ("SARs").


                        OPTION GRANTS IN LAST FISCAL YEAR
                                INDIVIDUAL GRANTS

                                NUMBER OF       % OF TOTAL
                               SECURITIES         OPTIONS
                               UNDERLYING       GRANTED TO
                                OPTIONS        EMPLOYEES IN      EXERCISE OR       EXPIRATION     GRANT DATE (1)
                NAME            GRANTED         FISCAL YEAR       BASE PRICE          DATE        PRESENT VALUE
                ----            -------         -----------       ----------          ----        -------------
Stephen Savitsky ........               --               --                --               --               --
David Savitsky ..........               --               --                --               --               --
Edward Teixeira(2) ......          100,000             46.5%     $        .34             2009     $     33,000
Edward Teixeira (3) .....           60,000             27.9%     $        .41             2009     $     24,000
Joseph Murphy ...........               --               --                --               --               --


---------------

(1) The values shown were calculated utilizing the Black-Scholes option pricing model and are presented solely for the purpose of comparative disclosure in accordance with certain regulations of the Securities and Exchange Commission. This model is a mathematical formula used to value traded stock price volatility. The actual value that an executive officer may realize, if any, is dependent on the amount by which the stock price at the time of exercise exceeds the exercise price. There is no assurance that the value realized by an executive officer will be at or near the value estimated by the Black-Scholes model. In calculating the grant date present values, the Company used the following assumptions: (a) expected volatility of approximately 146%; (b) risk-free rate of return of approximately 6.0%; (c) no dividends payable during the relevant period; and (d) exercise at the end of a 10 year period from the date of grant.

(2)  Issued under the 1998 Stock Option Plan. 33,334 are currently exercisable.

(3)  Issued under the 1998 Stock Option Plan. 20,000 are currently exercisable.



AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE TABLE

     The following table provides information concerning the number and value of stock options exercised during the fiscal year ended February 29, 2000, and held at the end of such fiscal year, by the Named Executive Officers. No SARs were exercised during such fiscal year, and no SARs are held by any Named Executive Officer, because the Company does not have any plans providing for SARs.


                                                         NUMBER OF
                                                    SECURITIES UNDERLYING       VALUE OF UNEXERCISED
                            SHARES                   UNEXERCISED OPTIONS        IN-THE-MONEY OPTIONS
                           ACQUIRED                 AT FEBRUARY 29, 2000        AT FEBRUARY 29,2000
                              ON       VALUE     -------------------------   -------------------------
       NAME                EXERCISE   REALIZED   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
       ----                --------   --------   -------------------------   -------------------------
Stephen Savitsky ..           --         --        532,500/1,582,191                  0/0
David Savitsky ....           --         --        518,500/1,582,191                  0/0
Edward Teixeira ...           --         --         60,001/187,779                    0/0
Joseph Murphy .....           --         --            0/15,000                       0/0

EMPLOYMENT AGREEMENTS

     On June 1, 1987, the Company entered into a five-year employment agreement with Stephen Savitsky to serve as Chief Executive Officer and Chairman of the Board of Directors of the Company under which Mr. Savitsky received an initial base salary (beginning in June 1987) of $200,000 per year, which base salary increases annually at the rate of ten percent plus any increase in the cost of living. Mr. Savitsky's employment agreement is automatically extended at the end of each year for an additional year and is terminable by the Company upon five years' notice. On October 20, 1999, the Company amended Mr. Savitsky's employment agreement pursuant to which Mr. Savitsky serves as Chairman of the Board and Chief Executive Officer of the Company, receives a base salary of $295,373. Mr. Savitsky's employment agreement provides that, upon a "change of control" of the Company and his termination of employment other than for his conviction of a felony, he will be entitled to receive a lump sum severance payment equal to 2.99 times his average annual compensation for the five calendar years prior to termination. Mr. Savitsky is required to devote approximately one-half of his business time to the affairs of the Company and his employment agreement provides that during the term of his employment and for a period of six months thereafter, he will not compete with the Company.

     On June 1, 1987, the Company entered into a five-year employment agreement with David Savitsky to serve as Secretary and Treasurer of the Company under which Mr. Savitsky received an initial annual base salary of $110,000 per year, which base salary increases annually at the rate of ten percent plus any increase in the cost of living. Mr. Savitsky's employment agreement is automatically extended at the end of each year for an additional year and is terminable by the Company upon five years' notice. On October 20, 1999, the Company amended Mr. Savitsky's employment agreement under which Mr. Savitsky now serves as President, Secretary and Chief Operating Officer of the Company and receives an annual base salary of $367,080. Mr. Savitsky's employment contract provides that upon a "change of control" of the Company or his termination of employment other than for his conviction of a felony, he will be entitled to receive a lump sum severance payment equal to 2.99 times his average annual compensation for the five calendar years prior to termination. Mr. Savitsky is required to devote approximately 80% of his business time to the affairs of the Company and his employment contract provides that during the term of his employment and for a period of six months thereafter, he will not compete with the Company.

     On December 1, 1996, the Company entered into a three-year employment agreement with Edward Teixeira to serve as Senior Vice President, Franchising of a principal subsidiary of the Company under which Mr. Teixeira received an initial annual base salary of $175,000 per year, which base salary increases by $10,000 per annum. On April 15, 1999, Mr. Teixeira's existing agreement was terminated and was replaced by a new agreement. Under this new employment agreement, Mr. Teixeira serves as the Executive Vice President and Chief Operating Officer of a principal subsidiary of the Company and receives an annual base salary of $175,000 which increases by $10,000 per annum. He is also eligible for an annual bonus equal to 5% of the pre-tax profit greater than 3% of the Company's profit and loss statement. He is also eligible to receive an automobile allowance of $6,700 per annum. Under his employment agreement, Mr. Teixeira is obligated to devote his full business time to the affairs of the Company. Further, if within 12 months after a "change of control" Mr. Teixeira were terminated for any reason (other than the commission of a felony or the perpetration of fraud against the Company), he would then be entitled to receive an amount equal to twelve months' of his base salary. Mr. Teixeira's employment agreement provides that during the term of his employment and for a period of six months thereafter, he will not compete with the Company.

     If a "change of control" were to occur prior to the next anniversary date of the respective employment agreements of Stephen Savitsky, David Savitsky and Edward Teixeira and their employment relationships with the Company were to terminate for reasons triggering the severance payments noted above, then the Company would be obligated to make lump sum payments to them in the approximate amounts of $883,165 and $1,097,569 to Stephen and David Savitsky and weekly installment payments $3,846 for one year to Edward Teixeira, respectively. The lump sum severance payments payable after the end of the calendar year or the anniversary dates of the respective employment agreements, as the case may be, would change as a result of changes in such individuals' compensation. The term "change of control" as used in the employment agreements with the Company's executive officers refers to an event in which a person, corporation, partnership, association or entity (i) acquires a majority of the Company's outstanding voting securities, (ii) acquires securities of the Company bearing a majority of voting power with respect to election of directors of the Company, or (iii) acquires all or substantially all of the Company's assets.

COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  General

     The Compensation and Stock Option Committee (hereinafter, the "Committee") determines the cash and other incentive compensation, if any, to be paid to the Company's executive officers and other key employees. In addition, the Committee administers the Company's 1983 Incentive Stock Option Plan, 1986 Non-Qualified Stock Option Plan, 1993 Stock Option Plan, 1993 Employee Stock Purchase Plan, 1994 Performance-Based Stock Option Plan, Teamwork Incentive 1998 Stock Option Plan and the 1998 Employee Stock Purchase Plan. The Committee currently consists of Bernard J. Firestone and Jonathan J. Halpert, each of whom is a non-employee director of the Company (within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934).

  Compensation Philosophy

     The Committee has developed and implemented a compensation program that is designed to attract, motivate, reward and retain the broad-based management talent required to achieve the Company's business objectives and increase stockholder value. There are three major components of the Company's compensation program: base salary, short-term incentive compensation, including annual bonuses, and long-term incentive compensation, including stock options. These components are intended to provide management with incentives to aid the Company in achieving both its short-term and long-term objectives. While salary and bonus provide incentives to achieve short-term objectives, the Committee believes that the potential for equity ownership by management addresses the long-term objective of aligning management's and stockholders' interests in the enhancement of stockholder value.

     The Committee's executive compensation philosophy is to base management's pay, in part, on the achievement of the Company's annual and long-term performance goals, to provide competitive levels of compensation and to recognize individual initiative, achievement and length of service to the Company. The Committee does not assess these factors in a mechanical fashion, but rather relies on its business experience in making a subjective evaluation of the appropriate level and mix of compensation for each executive officer and key employee.

     The Committee evaluates the Company's performance by reviewing period to period changes in such quantitative measures of performance as stock price, revenue, net income and earnings per share. The Committee also considers qualitative performance criteria such as the development of new business strategies and resources, improvements in customer satisfaction and cost management. During the Company's most recently completed fiscal year, the Company increased revenues by 21%. The Company also successfully spun off its home health care operation and relocated its back office operations from Atlanta, Georgia to Lake Success, New York.

     The Committee believes that it competes for executives not only with the companies comprising the New Peer Group Index described below under the heading "Performance Graph" but also with numerous other companies in supplemental staffing and temporary personnel industries that are actively seeking executives having the same type of skills and experience as the Company's executives. The Committee has not made a statistical analysis of the compensation practices of these competitors, but tries to keep itself generally informed of such practices. The Committee believes that, notwithstanding the variety of compensation packages offered by these competitors which make objective comparisons difficult, the compensation paid by the Company to its executive officers and other key employees is above average, reflecting the Company's relative size and desire to retain its current employees.

     The Committee also considers other subjective factors bearing on the appropriate compensation for each of its executive officers and other key employees, such as the length of an employee's service with the Company, which the Committee believes enhances the value of the employee to the Company. The Committee takes note of the individual initiative demonstrated by such officers and employees in the development and implementation of the Company's business plan. Where appropriate, the Committee will consider the performance of specific divisions or departments of the Company for which the employee has direct supervisory responsibility.

     When the Company identifies a talented executive, it seeks to secure his or her employment for a long term. For this reason, the Company has entered into employment agreements with its executive officers, each of which provides for a specified base salary. The existence of these employment agreements establishes certain minimum salary and benefit levels for each covered employee during the term of such employee's agreement which may not be reduced by the Committee. The Committee is able, however, to apply its compensation philosophy at the time each such employment agreement is negotiated or renewed and in determining what, if any, additional compensation, including bonuses or issuances of stock or stock options, is appropriate beyond the minimums established by each employment agreement.

     The particular components of executive compensation employed by the Company are discussed in greater detail below.

  Salaries

     Base salaries for the Company's executive officers and other key employees are determined initially by evaluating the responsibilities of the position held and the experience of the individual in light of the Committee's compensation philosophy discussed above. No specific formula is applied in setting an employee's base salary, either with respect to the total amount of such base salary or the relative value such base salary should bear to the employee's total compensation package. The Committee believes that the base salaries paid by the Company should be maintained at levels at least competitive with those offered by companies with which the Company competes for executive talent in order to attract and retain executive officers and other key employees of the caliber that the Company desires.

     The base salaries for the Company's executive officers and other key employees are reflected in the employment agreements negotiated by the Company with each such employee and are accordingly subject to formal review only at the time each such contract is entered into or renewed. During its most recently completed fiscal year, the Company (or a subsidiary of the Company) amended employment agreements with Stephen Savitsky, David Savitsky and Edward Teixeira. The terms of these employment agreements are described in greater detail above under the heading "Employment Agreements." In evaluating the terms of employment agreements, the Committee considers each of the factors described above, without assigning any specific weight to such factors.

  Annual Bonuses and Incentive Compensation

     The payment of bonuses and other incentive compensation is an important motivating factor in recognizing an executive's performance each year. For this reason, the Company adopted a Teamwork Incentive Program commencing with the Company's 1993 fiscal year to award its officers, including executive officers, and other corporate employees with cash payments if the Company achieves certain levels of profitability. Annual payments are required under the Teamwork Incentive Program in an aggregate amount equal to 10% of the amount by which income from continuing operations before income taxes (excluding extraordinary items) for a fiscal year exceeds a specified percentage of the Company's revenues, as determined by the Board of Directors. For fiscal 2000, no amounts were paid under the Teamwork Incentive Program as the Company did not meet its performance goals as required by the terms of the Program.

  Stock Option Plans

     To promote the long-term objectives of the Company and encourage growth in stockholder value, options are granted to key executives who are in a position to make a substantial contribution to the long-term success of the Company. We believe that the executive officers should benefit together with stockholders as the Company's stock increases in value. Stock options focus the executives' efforts on managing the Company from the perspective of an owner with an equity stake in the business. Because the Company views stock option grants as a part of the executive officer's total annual compensation package, the amount of stock options outstanding at the time of a new grant or granted in prior years does not serve to increase or decrease the size of the new grant.

     In the fiscal year ended February 29, 2000, 160,000 stock options were awarded to Edward Teixeira. It is the philosophy of the Committee that stock options be awarded to executive officers of the Company to promote long-term interests between such individuals and the Company's stockholders and to assist in the retention of such individuals. As with the other components of executive compensation, the Committee does not apply any fixed formula to determine the appropriate number of options to grant to an executive but rather relies on its subjective judgment in applying the compensation philosophy described above. In order to avoid any adverse effect of the Company's earnings or cash flow, the Committee has favored the granting of stock options over cash bonuses as a means of rewarding the Company's executive officers and other key employees.

  Compensation of Chief Executive Officer

     The Committee applies the same factors in considering Stephen Savitsky's compensation that it applies to the Company's other executive officers and key employees. Mr. Savitsky's five-year employment agreement establishes his annual minimum base salary, including the amount of his minimum annual salary adjustment. The Committee may reduce this base salary only at the time a new agreement is negotiated, although the Committee does have the ability to award Mr. Savitsky additional base salary and to give the five year notice necessary to terminate the agreement. During the fiscal year ended February 29, 2000, the Committee did not provide notice of termination to Mr. Savitsky. Mr. Savitsky's base salary was set at $295,373 pursuant to an amendment to his employment agreement. In addition, Mr. Savitsky receives a base salary of $295,373 from Tender Loving Care Health Care Services, Inc. ("TLCS"). During the last year, Mr. Savitsky's efforts contributed to the Company's 21% increase in revenues to $115 million and the successful spin-off of its home health care operation.


                                       Compensation and Stock Option
                                       Committee

                                       Bernard J. Firestone
                                       Jonathan J. Halpert


PERFORMANCE GRAPH

     The following Performance Graph compares the total cumulative return (assuming dividends are reinvested) on the Company's Common Stock during the five fiscal years ended February 29, 2000, with the cumulative return on the Nasdaq Market Index and a Peer Group Index, assuming investment of $100 in the Company's Common Stock, the Nasdaq Market Index and the Peer Group Index at February 29, 2000 closing stock prices on the OTC Bulletin Board. The Peer Group selected by the Company consists of Kelly Services Inc and Interim Services, Inc. The Peer Group consists of a representative group of companies whose common stock has been publicly-traded during the five years ended February 29, 2000, and each of which, like the Company, engages in providing medical staffing services.

     The Performance Graph below is presented in accordance with SEC requirements. Stockholders are cautioned against drawing any conclusions from the data contained herein, as past results are not necessarily indicative of future stock performance. The Performance Graph in no way reflects the Company's forecast of future stock price performance.

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                    AMONG STAFF BUILDERS, INC., NASDAQ MARKET
                           INDEX AND PEER GROUP INDEX


                                    [GRAPH]

                   Value at      Value at      Value at     Value at      Value at
                    Feb-96        Feb-97        Feb-98       Feb-99        Feb-00
NASDAQ               140           167           225          291           598
Peer Group           116           111           108           74            83
SBLI                  81            81            64            5             9

CERTAIN TRANSACTIONS

     On October 20, 1999 (the "Distribution Date"), the Company spun-off its home health care operations to Tender Loving Care Health Care Services, Inc. ("TLCS") which became an independent, publicly traded company (the "Spin-off") as of the Distribution Date. The Spin-off was accomplished by TLCS acquiring 100% of the outstanding capital stock of the Company's subsidiaries engaged in the home health care business with a pro rata distribution made to the Company's stockholders of all of the shares of the TLCS common stock owned by the Company (the "Distribution").

     On October 20, 1999, TLCS entered into a five-year employment agreement with Stephen Savitsky under which Mr. Savitsky serves as Chairman of the Board, Chief Executive Officer and a Director and receives a base salary of $295,374 per year, plus annual cost of living increases. Mr. Savitsky's employment agreement is automatically extended at the end of each year for an additional year and is terminable by the TLCS upon five years' notice. Mr. Savitsky's employment agreement provides that, upon a "change of control" of TLCS and his termination of employment other than for his conviction of a felony, he will be entitled to receive a lump sum severance payment equal to 2.99 times his average annual compensation for the five calendar years prior to termination. Mr. Savitsky is required to devote approximately one-half of his business time to the affairs of TLCS and his employment agreement provides that during the term of his employment and for a period of six months thereafter he will not compete with TLCS.

     On October 20, 1999, TLCS entered into a five-year employment agreement with David Savitsky under which Mr. Savitsky serves as Vice Chairman, Government Relations and a Director and receives a base salary of $91,770 per year, plus annual cost of living increases. Mr. Savitsky's employment agreement is automatically extended at the end of each year for an additional year and is terminable by TLCS upon five years' notice. Mr. Savitsky's employment agreement provides that, upon a "change of control" of TLCS and his termination of employment other than for his conviction of a felony, he will be entitled to receive a lump sum severance payment equal to 2.99 times his average annual compensation for the five calendar years prior to termination. Mr. Savitsky is required to devote approximately twenty percent of his business time to the affairs of TLCS and his employment agreement provides that during the term of his employment and for a period of six months thereafter he will not compete with TLCS.

     Stephen Savitsky and David Savitsky, who together own approximately 20% of the Company's common stock, also own approximately 20% of TLCS common stock. Also, five of the Company's directors are also directors of TLCS and two of the Company's directors are executive officers of TLCS. In addition, three executive officers of the Company are employed by TLCS, and two executive officers of TLCS are serving as consultants to the Company.

  Distribution Agreement

     The Company and TLCS have entered into a distribution agreement (the "Distribution Agreement") which provides for, among other things, mechanics of the Distribution, cooperation regarding past matters and the allocation of responsibility for past obligations and certain obligations that may arise in the future.

     The Distribution Agreement provides that each of the Company and TLCS will indemnify the other party and its affiliates from and against any and all damage, loss, liability and expense arising out of or due to the failure of the indemnitor or any of its subsidiaries to pay, perform or otherwise discharge any of the liabilities or obligations for which it is responsible under the terms of the Distribution Agreement, which include, subject to certain exceptions, all liabilities and obligations arising out of the conduct or operation of their respective business before, on or after the Distribution Date. 50% of all costs and expenses of the Distribution incurred on or prior to the Distribution Date were to be paid by the Company and 50% were to be paid by TLCS. During the fiscal year ended February 29, 2000, the Company incurred approximately $706,946 of distribution expenses.

  Tax Allocation Agreement

     The Company and TLCS have entered into a tax allocation agreement (the "Tax Allocation Agreement") to allocate certain tax liabilities between the Company and TLCS and their respective subsidiaries and to allocate responsibilities with respect to tax returns. Under the Tax Allocation Agreement, the Company and TLCS will each be responsible for the taxes allocated between the respective parties based on the legal entity on which the tax is imposed.

     The Tax Allocation Agreement provides that if the Company is subject to any tax attributable to the Distribution, including by reason of the Distribution's failure to qualify under Section 355 of the Internal Revenue Code of 1986 as amended as a tax-free distribution, then the Company shall be responsible for any such tax. In the Tax Allocation Agreement, TLCS represented that it has no plan or intention to take certain specified actions which might adversely affect the tax-free status of the Distribution which include: (a) no plan or intention to liquidate, merge with another corporation or sell or otherwise dispose of its assets subsequent to the Distribution except in the ordinary course of business;
(b) no plan involving the issuance or transfer of equity interests in TLCS following the Distribution other than issuances to employees and consultants of TLCS upon the exercise of stock options under its option plan; and (c) no plan or intention for the transfer or cessation of a substantial portion of the business of TLCS or other substantial change in the business of TLCS following the Distribution.

  Transitional Services Agreement

     The Company and TLCS have entered into an agreement pursuant to which TLCS furnishes various administrative services to the Company. The initial one-year term of the agreement expires on October 20, 2000. The agreement will automatically renew at the end of the initial term or any renewal term for successive three-month terms until terminated by either party upon written notice to the other party at least 90 days prior to the expiration of the applicable term. Fees payable by the Company to TLCS for such services are expected to be at the rate of 110% of the costs actually incurred. During the period October 20, 1999 to February 29, 2000, the Company was charged approximately $400,000 for services rendered pursuant to this agreement.

  Employee Benefits Agreement

     The Company and TLCS have entered into an employee benefits agreement (the "Employee Benefits Agreement") which sets forth the employee benefit plan arrangements that apply to those employees who became employees of TLCS as of the Distribution Date. The Employee Benefits Agreement requires that TLCS establish a 401(k) savings plan, welfare plans and stock purchase and option plans which are substantially the same in all respects to the corresponding plans maintained by the Company prior to the Distribution Date. TLCS has assumed, with certain exceptions, all liability and responsibility for providing continuation of health care coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") to TLCS employees and any former employee of the home health care business prior to the Distribution. The Employee Benefits Agreement also provides for certain cross-indemnities with respect to the TLSC 401(k) plan and the Company 401(k) plan.

  Trademark License Agreement

     The Company and TLCS have entered into a license agreement pursuant to which the Company will license to TLCS the right to use the service marks Staff Builders and the Stick Figure Logo in connection with home health care services. The license is royalty-free and will continue for so long as TLCS uses such marks in connection with home health care services. Both parties will have a right of termination upon 30 days' prior written notice to the other party if such party materially breaches the agreement.

     Effective September 8, 1996, DSS Staffing Corp. ("DSS") acquired a medical staffing services franchise from the Company for Nassau, Suffolk, Queens, Kings, New York, Bronx and Richmond counties in New York. Stuart Savitsky, son of Stephen Savitsky and Samuel Schreier, the son-in-law of Stephen Savitsky, each owns one third of the outstanding capital stock of DSS. As part of the franchise transaction, DSS paid a $75,000 franchise fee, agreed to make monthly payments of $10,500 for a period of five years and entered into a franchise agreement with the Company. The terms and conditions of the franchise agreement between the Company and DSS are substantially similar to those for other franchisees of the Company, except that the DSS franchise agreement provides the franchise with two additional five-year renewal options.

     Effective February 20, 1998, ViTex, Inc. ("VTI") acquired a medical staffing services franchise from the Company for Worcester County and surrounding areas in Massachusetts. Edward Teixeira's wife owns 50% of the capital stock of VTI. VTI agreed to pay a franchise fee of $10,000 in one installment of $5,000, which was paid in February 1998, and the balance in five consecutive monthly payments of $1,000 commencing June 1998. The terms and conditions of the franchise agreement between the Company and VTI are substantially similar to those for other franchisees of the Company including the term of ten years with a five-year renewal option.

     Effective June 1998, Direct Staffing Inc. ("DS") acquired a medical staffing service franchise from the Company for Westchester and Rockland County and surrounding areas in New York. Steven Weiner, the son-in-law of Stephen Savitsky, owns 50% of the outstanding capital stock of DS. As part of the franchise transaction, DS paid a $19,500 franchise fee and entered into a franchise agreement with the Company. The terms and conditions of the franchise agreement between the Company and DS are substantially similar to those for other franchises of the Company.

     In order to facilitate the acquisition of a franchise by a willing prospective franchisee, the Company will frequently accept a promissory note as consideration for the purchase from the Company of an existing branch location and will occasionally advance expenses to a franchisee. The Company's transaction with DSS is consistent with this business purpose and with accommodations which have been granted to other, unaffiliated franchisees.

     Under the Company's franchise program, the Company processes and pays the payroll to the field employees who service clients and invoices the clients for such services. Each month the Company pays the franchisee 60% of the gross margin dollars (in general, the difference between the amount so invoiced and the payroll and related expenses for such field employees) from the franchisee's business for the prior month's activity. Franchisees are responsible for their general and administrative expenses, including office payroll. If the franchisee elects, the Company will process payment of the franchisee's office payroll and some or all of the franchisee's other administrative expenses, and withhold the amount so expended from the 60% gross margin otherwise due the franchisee. During the fiscal year ended February 29, 2000, the Company paid DSS $1,766,188 under the terms of its franchise agreement, representing a 21.35% gross margin of $5,959,693 less $1,953,248 withheld for administrative expenses and paid DS $343,730 under the terms of its franchise agreement, representing a 24.63% gross margin of $1,018,138 less $215,767 withheld for administrative expenses

     Although the Company has no formal policy regarding transactions with affiliates, it does not intend to enter into a transaction with any affiliate on terms less favorable to the Company than those it would receive in an arm's length transaction with an unaffiliated party.

                              STOCKHOLDER PROPOSALS

     Stockholders of the Company wishing to include proposals in the proxy material in relation to the Annual Meeting of the Company to be held in 2001 must submit the same in writing so as to be received at the executive offices of the Company on or before February 28, 2001. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholder proposals.

                      SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors of the Company has selected the firm of Deloitte & Touche, LLP as the independent certified public accountants to audit the accounts of the Company for the fiscal year ending February 28, 2001. A representative of Deloitte & Touche, LLP, which also audited the accounts of the Company for the fiscal year ended February 29, 2000, is expected to be present at the Annual Meeting, with an opportunity to make a statement, if he so desires, and to respond to appropriate questions at the meeting.

                           INCORPORATION BY REFERENCE

     The Company's Financial Statements and the Management's Discussion and Analysis of Financial Condition and Results of Operations for the fiscal year ended February 29, 2000 contained in the Annual Report have been incorporated by reference in this Proxy Statement.

                                     GENERAL

     The management of the Company does not know of any matters other than those stated in this Proxy Statement which are to be presented for action at the meeting. If any other matters should properly come before this meeting, it is intended that proxies in the accompanying form will be voted on any such matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies by the persons voting them.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON BEING SOLICITED BY THIS PROXY STATEMENT, UPON WRITTEN REQUEST, ADDITIONAL COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED FEBRUARY 29, 2000 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ALL SUCH REQUESTS SHOULD BE DIRECTED TO ALAN LEVY, STAFF BUILDERS, INC., 1983 MARCUS AVENUE, LAKE SUCCESS, NEW YORK 11042.

     Insofar as any of the information in this Proxy Statement may rest peculiarly within the knowledge of persons other than the Company, the Company has relied upon information furnished by them.

                                          By Order of the Board of Directors

                                          /s/ DAVID SAVITSKY
                                          DAVID SAVITSKY
                                          Secretary


Dated: July 17, 2000

                              STAFF BUILDERS, INC.

                                      PROXY

                         ANNUAL MEETING OF STOCKHOLDERS
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Stephen Savitsky and David Savitsky and each of them (with power of substitution) proxies of the undersigned to represent and vote, as designated below, all shares of Class A Common Stock, $.01 par value per share (the "Class A Common Stock"), and Class B Common Stock, $.01 par value per share (the "Class B Common Stock"), of Staff Builders, Inc., (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on August 11, 2000 and at any adjournment thereof. Each holder of shares of Class A Common Stock is entitled to one vote for each share held by such holder. Each holder of shares of Class B Common Stock is entitled to ten votes for each share held by such holder.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.

     In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the annual meeting.

     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholders. If no direction is made, this Proxy will be voted "FOR" Item 1.

                                                                    -----------
                                                                    SEE REVERSE
                                                                       SIDE
                                                                    -----------



[X]  Please mark your votes as in this example.




                                            WITHHELD AUTHORITY
                      FOR NOMINEES             FOR NOMINEES         NOMINEES FOR CLASS A DIRECTORS:
1. Election of
   Class A                [ ]                      [ ]                   David Savitsky
   Directors                                                             Jonathan Halpert



(Instruction: To withhold authority to vote for any individual nominee, write the nominee's name on the space below)


--------------------------------------------------------------------------------

SIGNATURE(S)                                           DATE
            -----------------------------------------       --------------------

IMPORTANT: Please date and sign as your name appears above and return in the enclosed envelope. When signing as executor, administrator, trustee, guardian, etc., please give full title as such. If the stockholder is a corporation, this proxy should be signed in the full corporation name by a duly authorized officer whose title is stated.